UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 11, 2008

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 11, 2008, Independence Holding Company issued a news release announcing 2008 Second-Quarter and Six-Months Results.

Item 9.01 Financial Statements and Exhibit

(c)

Exhibit:

Exhibit 99.1

News Release of Independence Holding Company dated August 11, 2008 announcing 2008 Second-Quarter and Six-Months Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

/s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	August 11, 2008

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.Independenceholding.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2008 SECOND-QUARTER AND SIX-MONTHS RESULTS

Stamford, Connecticut, August 11, 2008. Independence Holding Company (NYSE: IHC) today reported 2008 second-quarter and six months results.  This press release contains both GAAP and non-GAAP financial information for which a reconciliation can be found on the final page.

Financial Results

Operating income1 per share decreased slightly to $.20 per share, diluted, or $3,009,000, for the three months ended June 30, 2008 compared to $.22 per share, diluted, or $3,409,000, for the three months ended June 30, 2007.  Operating income per share decreased to $.40 per share, diluted, or $6,093,000, for the six months ended June 30, 2008 compared to $.54 per share, diluted, or $8,277,000, for the six months ended June 30, 2007.  Operating income is a non-GAAP measure and is defined as net income excluding net realized investment gains and losses and income from discontinued operations, both net of applicable taxes.

Net income (loss) per share decreased to $(.43) per share, diluted, or $(6,693,000), for the three months ended June 30, 2008 compared to $.26 per share, diluted, or $3,929,000, for the three months ended June 30, 2007.  Included in the current quarter’s net loss is a realized loss for other than temporary impairments in preferred stocks of ($11,145,000) or ($.72) per share, diluted, net of tax which (net of gains) yielded a net realized loss of ($9,702,000) or ($.63) per share, diluted, net of tax.  The Company recorded these realized losses during the quarter as a result of the continued turmoil in the credit markets.

Net income (loss) per share decreased to $(.24) per share, diluted, or $(3,621,000), for the six months ended June 30, 2008 compared to $.56 per share, diluted, or $8,531,000, for the six months ended June 30, 2007.  Included in the net loss for the six months is a realized loss for other than temporary impairments in preferred stocks of ($11,197,000) or ($.73) per share, diluted, net of tax which (net of gains) yielded a net realized loss of ($9,714,000) or ($.63) per share, diluted, net of tax.

Revenues decreased 10% to $89,318,000 for the three months ended June 30, 2008, compared to revenues for the three months ended June 30, 2007 of $99,538,000. Revenues decreased 5% to $193,736,000 for the six months ended June 30, 2008, compared to revenues for the six months ended June 30, 2007 of $202,937,000.  The decrease in revenues is primarily the result of the realized losses in 2008.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Due to the continued turmoil in the capital markets, Independence Holding Company, like many insurance and other companies in the financial sector,

recognized a loss in the second quarter and six months of 2008 for other than temporary impairments.  These impairments were realized on certain stocks in our equity securities portfolio, which constitute 10% of our total investments.  The majority of these equities are investment-grade nonredeemable preferred stocks issued by well-known financial institutions. Our fixed maturity portfolio continues to be rated on average AA, and the Company considers all unrealized losses in this category to be temporary.  We have no direct investments in sub prime mortgages, CLO’s or CDO’s, although approximately 5% of our fixed maturities are Alt A mortgages, which are rated AAA.  While these mortgages have seen lower quoted market values recently, we believe that the unrealized losses on these securities are not necessarily indicative of their ultimate performance.  As the Company carries all of its assets at market value, this unrealized loss had, to a large extent, been previously recorded in our book value.  Our book value per share decreased slightly to $13.92 at June 30, 2008 from $14.13 per share at March 31, 2008 as operating income was more than offset by changes in the fair value of our fixed maturity portfolio.  Our core lines of business continue to perform well as we maintain underwriting discipline in a very competitive health insurance market.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding realized gains or losses, net of taxes that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below.  Operating results reported on a non-GAAP basis exclude realized gains or losses net of applicable income taxes.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC)), and its managing general underwriters, third-party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, vision, and individual life insurance.   AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES:
Premiums earned:
Health	$71,858	$66,296	$144,512	$136,208
Life and annuity	9,826	8,421	18,826	17,523
Net investment income	11,156	12,276	21,801	24,117
Fee income	10,218	10,346	21,417	20,533
Net realized investment gains (losses)	(15,087)	582	(14,973)	1,002
Equity income from AMIC	389	562	790	1,097
Other income	958	1,055	1,363	2,457

	89,318	99,538	193,736	202,937
EXPENSES:
Insurance benefits, claims and reserves:
Health	48,758	47,010	98,306	93,954
Life and annuity	12,857	11,490	24,093	23,589
Selling, general and administrative expenses	35,941	32,402	72,710	66,780
Amortization of deferred acquisitions costs	1,955	1,611	3,409	2,919
Interest expense on debt	909	1,062	1,895	2,118

	100,420	93,575	200,413	189,360
Income (loss) from continuing operations
before income taxes	(11,102)	5,963	(6,677)	13,577
Income taxes (benefits)	(4,409)	2,188	(3,056)	4,638

Income (loss) from continuing operations	(6,693)	3,775	(3,621)	8,939

Discontinued operations:
Income (loss) from discontinued operations	-	154	-	(408)

NET INCOME (LOSS)	$(6,693)	$3,929	$(3,621)	$8,531

Basic income (loss) per common share:
Income (loss) from continuing operations	$(.43)	$.25	$(.24)	$.59
Income (loss) from discontinued operations	-	.01	-	(.03)
Basic income (loss) per common share	$(.43)	$.26	$(.24)	$.56

WEIGHTED AVERAGE SHARES OUTSTANDING	15,388	15,193	15,359	15,187

Diluted income (loss) per common share
Income (loss) from continuing operations	$(.43)	$.25	$(.24)	$.59
Income (loss) from discontinued operations	-	.01	-	(.03)
Diluted income (loss) per common share	$(.43)	$.26	$(.24)	$.56

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	15,388	15,336	15,359	15,341

As of August 8, 2008, there are 15,421,189 common shares outstanding, net treasury shares.

Certain amounts in prior years have been reclassified to reflect the results of discontinued operations.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Income (loss) from continuing operations	$(6,693)	$3,775	$(3,621)	$8,939

Realized gains (losses) net of taxes	(9,702)	366	(9,714)	662

Operating income from continuing operations	$3,009	$3,409	$6,093	$8,277

Non - GAAP basic income per common share:
Operating income from continuing operations	$.20	$.22	$.40	$.55

Non - GAAP diluted income per common share:
Operating income from continuing operations	$.20	$.22	$.40	$.54

Included in realized losses net of taxes for the three months and six months ended June 30, 2008 are $11,145,000 or $.72 per share, diluted, and $11,197,000 or $.73 per share, diluted, respectively, from other than temporary impairments primarily due to the write down in value of preferred stocks of certain financial institutions.

Footnotes

1 Operating income excludes net realized investment gains (losses). The Company believes that the presentation of operating earnings may offer a better understanding of the core operating results of the Company.  A reconciliation of net income to operating income is presented as an attachment to this press release.